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Exhibit 99.5

If you plan to attend the Special Meeting, please bring this admission ticket with you.

ADMISSION TICKET

COMPUTER HORIZONS CORP.

SPECIAL MEETING OF SHAREHOLDERS

            , August    , 2005
11:00 A.M. Eastern Time
The Hanover Marriott
1401 State Highway No. 10
Whippany, New Jersey

Shareholders will be admitted to the Special Meeting beginning at
10:30 A.M. Eastern time.

REVOCABLE PROXY CARD
COMPUTER HORIZONS CORP.

SPECIAL MEETING OF SHAREHOLDERS
            , AUGUST    , 2005
11:00 A.M., EASTERN TIME
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

        The undersigned appoints William J. Murphy and Michael C. Caulfield, and each of them, as proxies, each with full power of substitution and authorizes them to represent and to vote, as designated on the reverse side of this form, all shares of stock the undersigned is entitled to vote at the Special Meeting of Shareholders of COMPUTER HORIZONS CORP. to be held at the Hanover Marriott, 1401 State Highway No. 10, Whippany, New Jersey on            , August     , 2005 at 11:00 A.M., eastern time, and any adjournment or postponement thereof.

PLEASE COMPLETE, DATE, SIGN, AND MAIL THIS REVOCABLE PROXY CARD
PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE OR PROVIDE YOUR
INSTRUCTIONS TO VOTE
VIA THE INTERNET OR BY TELEPHONE.

(Continued, and to be marked, dated and signed, on the other side)

\/ FOLD AND DETACH HERE \/

COMPUTER HORIZONS CORP.—SPECIAL MEETING,            , AUGUST     , 2005

YOUR INSTRUCTIONS TO VOTE ARE IMPORTANT!

Proxy Materials are available on-line at:

http://www.computerhorizons.com

You can provide your instructions to vote in one of three ways:

1.
Call toll free 1-866-252-6936 on a Touch-Tone Phone and follow the instructions on the reverse side. There is NO CHARGE to you for this call.

or

2.
Via the Internet at https://www.proxyvotenow.com/chrz and follow the instructions.

or

3.
Mark, sign and date your proxy card and return it promptly in the enclosed envelope.

FOLD AND DETACH HERE IF YOU ARE VOTING BY MAIL

PROXY VOTING INSTRUCTIONS

Stockholders of record have three ways to vote:

1.
By Mail; or
2.
By Telephone (using a Touch-Tone Phone); or
3.
By Internet

A telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, dated and returned this proxy. Please note telephone and Internet votes must be cast prior to 3 a.m., August     , 2005. It is not necessary to return this proxy if you vote by telephone or Internet.

Vote by Telephone Call Toll-Free on a Touch-Tone Phone anytime prior to 11:59 p.m., August , 2005. 1-866-252-6936	Vote by Internet anytime prior to 11:59 p.m., August , 2005. Go to https://www.proxyvotenow.com/chrz

Please note that the last vote received, whether by telephone,
Internet or by mail, will be the vote counted.

ON-LINE PROXY MATERIALS:    Access at http://www.computerhorizons.com

Your vote is important!

\/ FOLD AND DETACH HERE \/

The Board of Directors of Computer Horizons Corp. recommends a vote "FOR" the following proposals.					Please mark as indicated in this example		☒
1. A proposal to approve the issuance of shares of Computer Horizons Corp. common stock in connection with the merger of Analysts International Corporation with JV Merger Corp., a Minnesota corporation and a wholly-owned subsidiary of Computer Horizons Corp., pursuant to an Agreement and Plan of Merger, dated as of April 12, 2005, by and among Computer Horizons Corp., JV Merger Corp. and Analysts International Corporation.	For ☐	Against ☐	Abstain ☐	3. A proposal to approve the amendment and restatement of the certificate of incorporation of Computer Horizons Corp., effective contemporaneously with the consummation of the merger, to change the name of the corporation from Computer Horizons Corp. to "International Horizons Group, Inc."	For ☐	Against ☐	Abstain ☐

2. A proposal to approve any motion to adjourn or postpone the Special Meeting to another time and place, if necessary to permit the further solicitation of proxies to establish a quorum or to obtain additional votes in favor of proposal 1.	For ☐	Against ☐	Abstain ☐
This proxy, when properly executed, will be voted in the manner directed. If no direction is made, this proxy will not be counted. Furthermore, if no direction is made, this proxy will be counted as "AGAINST" proposal 3.
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

Signature(s) should agree with name(s) printed hereon. Please correct any errors in address shown. If signing in representative capacity include full title. Proxies by a corporation should be signed in its name by an authorized officer. Where stock stands in more than one name, all holders of record should sign.
PLEASE ACT PROMPTLY SIGN, DATE & MAIL YOUR PROXY CARD TODAY
Please be sure to date and sign this proxy card in the box below.
Date
Sign above
***IF YOU WISH TO PROVIDE YOUR INSTRUCTIONS TO VOTE BY TELEPHONE OR INTERNET, PLEASE READ THE INSTRUCTIONS BELOW***

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  Exhibit 99.5